CONTACT:
                                        Marianne V. Pastor
                                        (703) 335-7800
                                   FOR IMMEDIATE RELEASE



Williams Industries Inc.
Reports NASDAQ Notice

Manassas, VA. --- October 21, 2005 --- Williams Industries,
Inc. today announced that on October 18, 2005, the company received notification from NASDAQ that the company was not in compliance with certain continued listing criteria for the NASDAQ National Market. Specifically, the notice stated that the stockholder's equity at July 31, 2005, as published in the Company's Form 10-K filed October 14,
2005, was less than the required $10 million, and also that the market value of public float was less than $5 million.

The notice requested that the Company provide NASDAQ with a plan by November 2, 2005, of the actions that the Company proposes to take to come into compliance with the referenced listing criteria. The company is in the process of developing a response to this notice.

For additional information, please call Marianne Pastor at the investor relation's office at (703) 335-7800.